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                                                                       EXHIBIT 1

                                    AGREEMENT

      The undersigned hereby agree in writing pursuant to the provisions of Rule 13d-1(i)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, that the Amendment No. 2 to Schedule 13G to which this Agreement is attached is filed on behalf of each of the undersigned.

Dated: February 11, 2005

                                              /s/ Richard C. Seaver
                                              ----------------------------------
                                              Richard C. Seaver

                                              RICHARD C. SEAVER LIVING TRUST
                                              DATED JULY 31, 1991

                                              By: /s/ Richard C. Seaver
                                                  ------------------------------
                                              Name:  Richard C. Seaver
                                              Title: Trustee